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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-68487, 333-58969, 333-62538 and 333-62542) and Form S-3
(No. 333-94323) of Cumulus Media Inc. of our report, dated April 13, 2000, relating to the consolidated statements of operations, shareholder's equity, and cash flows for the year ended December 31, 1999, and the related financial statement schedule, which appears in this Annual Report on Form 10-K.

                                         /s/ PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
February 28, 2002